James Fothergill
Form 4 Attachment
Transaction Detail - Exhibit 99

Common Stock	7/8/2008	S	2835	D	35.82
Common Stock	7/8/2008	S	277	D	35.83
Common Stock	7/8/2008	S	300	D	35.85
Common Stock	7/8/2008	S	200	D	35.86
Common Stock	7/8/2008	S	300	D	35.87